UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 26, 2020

Harvest Natural Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10762	77-0196707
(Commission File Number)	(IRS Employer Identification No.)

8117 Preston Road, Suite 300
Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

(214) 543-5122

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

In its Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on June 11, 2020, Harvest Natural Resources, Inc. (the “Company”) reported that the U.S. District Court for the Southern District of Texas had set aside the Company’s $1.4 billion default judgment against Rafael Dario Ramirez Carreno in a lawsuit that alleged damages incurred by the Company as a result of its inability to sell its Venezuelan assets in two failed transactions due to requests that the Company pay bribes to complete the sale. On August 26, 2020, the Company dismissed the litigation against Mr. Ramirez, after carefully assessing the business risks and benefits of the litigation.

The Company will continue to consider any possible additional remedies that it may have to realize recompense for the losses incurred as a result of the two failed transactions.

More information about the dismissed litigation is contained in the Company’s Current Reports on Form 8-K filed with the SEC on February 2, 2018, November 28, 2018, December 26, 2018, February 19, 2019, September 3, 2019, and June 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.

Date: August 27, 2020	By:	/s/ Harva Dockery
Harva Dockery
Agent

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